Exhibit j.2

Independent Auditors' Consent

The Board of Directors
Kopp Funds, Inc.:

We consent to the use of our report dated October 20, 2000 and to the reference to our Firm under the heading "FINANCIAL HIGHLIGHTS OF THE FUND" in Part A of the Registration Statement.

/s/ KPMG LLP
Minneapolis, Minnesota
January 18, 2002